SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

 Date of Report (date of earliest event reported): December 28, 2007

SARS CORPORATION
 (Exact name of registrant as specified in its charter)

Nevada	000-51046	33-0677545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

19119 Northcreek Parkway, Suite 201
Bothell, WA 98011
 (Address of principal executive offices)

Registrant’s telephone number, including area code: 866-276-7277

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sale of Equity Securities

On December 28, 2007, the Company closed its private placement memorandum offering ("PPM") from which during 2007 the Company received $13,300,000 into escrow for the sale of (i) 13,300,000 shares of its common stock and (ii) warrants to purchase 810,000 shares of its common stock.  As of the date of this report, the shares and warrants have not been issued.

The PPM offered a minimum of 20 units for $25,000 per unit (a “Unit”).  The PPM offered a minimum of 2,000,000 shares and up to 10,000,000 shares of common stock, in two separate tranches, consisting of a first tranche of 3,000,000 shares of common stock (the “First Tranche”).  The First Tranche investors shall receive warrants to purchase shares of common stock (the “Warrant’).  The Company will not issue warrants in connection with subscriptions for shares in the second tranche of the offering.  The purchase price for shares of common stock is $1.00 per share.  The Company also agreed to sell up to an additional 3,500,000 shares of common stock, or 35% of the shares offered in the First Tranche and second tranche of the offering, respectively, to cover investor over-subscriptions, if any.  The minimum purchase was 25,000 shares of common stock for $25,000.  The Warrant will be for 20% of the number of shares purchased by such investors in the First Tranche at $1.25 per share for three years after the date of issuance.  The shares of common stock into which the Warrants are exercisable will be afforded the same registration rights as all other shares of common stock sold in the offering.  The Warrants will contain customary anti-dilution provisions and will not be redeemable.  The shares and the shares underlying the Warrants are subject to piggy back registration rights.  In addition, a registration statement must be filed by the Company within 60 days of the close of the PPM.

The Units offered by the Company were only offered to “accredited investors” as defined in Rule 501 (a) under the Securities Act and pursuant to Section 506 under the Securities Act.

The Company shall pay to the PPM’s Placement Agent a retail sales commission of 8%, a marketing allowance of 2% and a non-accountable expense allowance of 3% of the gross sales price of the shares sold in the offering.  The Company shall also issue warrants to the Placement Agent to purchase that number of shares equal to 20% of the number of shares sold in the offering, at an exercise price of $1.00 per share, exercisable for five years commencing six months after the final closing of the offering.  The Placement Agent warrants have not been issued.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 3, 2008

SARS CORPORATION

By:	/s/ Clayton Shelver
Clayton Shelver Chief Executive Officer